May 15, 2006

Morgan Stanley Strategist Fund
1221 Avenue of the Americas
New York, New York  10020

Ladies and Gentlemen:

         We have acted as counsel for Morgan Stanley Strategist Fund, a
Massachusetts business trust ("Strategist") in connection with the proposed acquisition by Strategist of substantially all of the assets and the assumption of certain stated liabilities of Morgan Stanley Total Return Trust, a
Massachusetts business trust ("Total Return") pursuant to an Agreement and Plan of Reorganization dated as of February 6, 2006 (the "Reorganization Agreement")
in exchange solely for an equal aggregate value of shares of beneficial interest of Strategist to be distributed thereafter to shareholders of Total Return (the
"Reorganization"). This opinion is furnished in connection with Strategist's
Registration Statement on Form N-14 under the Securities Act of 1933, as amended
(the "Registration Statement"), relating to the Class A, Class B, Class C and
Class D shares of Strategist, each with a par value of $0.01 per share, (the
"Shares"), to be issued in the Reorganization.

         We have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law as we deemed necessary or appropriate for the purpose of this opinion. As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Dechert LLP, dated
May 15, 2006.

         Based upon the foregoing, we are of the opinion that subsequent to the approval by the shareholders of Total Return of the Reorganization Agreement,
set forth in the proxy statement and prospectus constituting a part of the
Registration Statement (the "Proxy Statement and Prospectus"), the Shares, upon issuance in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable (except as set forth under the caption "Capital Stock and Other Securities" in Strategist's current Statement of Additional Information).

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Proxy Statement and
Prospectus constituting a part thereof.

Very truly yours,

/s/ Clifford Chance US LLP